EXHIBIT 16.1

May 8, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C., USA

20549-7561

Dear Sirs/Madams:

We have read Item 16F of Companhia Brasileira de Distribuição’s Annual Report Form 20-F for the year ended December 31, 2016, dated May 8, 2017, and have the following comments:

1.       We agree with the statements made in the first, second, third, fourth and fifth paragraphs.

2.       We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

Yours truly,

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Auditores Independentes